Exhibit 99.10

        (Text of graph  posted  to  Ashland  Inc.'s  website  concerning
                 APAC's Rolling 12 month contract awards)

      Rolling 12 Month Construction Awards in 14 APAC States ($, Millions)


             2000         2001        2002        2003         2004      2005
            ------       ------      ------      ------       ------    ------
January      1,241        2,081       2,009       1,806        1,763     1,841
February     1,309        2,188       1,886       1,870        1,785     1,919
March        1,422        2,111       1,921       1,757        1,893     1,986
April        1,589        1,973       1,934       1,746        1,924     1,933
May          1,693        2,114       1,698       1,781        1,917
June         1,718        2,076       1,807       1,709        1,892
July         1,852        1,958       1,874       1,710        1,780
August       1,861        1,997       1,876       1,745        1,781
September    1,901        2,029       1,771       1,764        1,806
October      1,977        1,971       1,814       1,748        1,828
November     2,022        1,978       1,817       1,712        1,816
December     2,063        2,008       1,784       1,753        1,837